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[Letterhead of Sutherland Asbill & Brennan LLP]


                                             April 18, 2001


State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 6 to the registration statement on Form N-4 for State Farm Life and Accident Assurance Company Variable Annuity Separate Account (File No. 333-57579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:  /s/ Stephen E. Roth
                                               ------------------------------
                                                    Stephen E. Roth, Esq.